                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

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                                   CNS, INC.
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                (Name of Registrant as Specified In Its Charter)

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CNS, INC.
7615 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 229-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 27, 2003

To the Stockholders of CNS, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the “Company”) will be held on Wednesday, August 27, 2003 at 11:00 a.m., local time, at the Company’s headquarters, 7615 Smetana Lane, Eden Prairie, Minnesota for the following purposes:

     1.  To elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected;

     2.  To amend the CNS, Inc. 2000 Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder by 650,000;

     3.  To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2004; and

     4.  To act upon any other matters that may properly be presented at the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

     The Board of Directors has fixed the close of business on June 30, 2003 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

Daniel E. Cohen
Chairman of the Board

Dated: July 14, 2003.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

CNS, INC.
7615 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 229-1500

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on August 27, 2003

GENERAL MATTERS

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNS, Inc., a Delaware corporation (the “Company”), from holders of Company Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders on Wednesday, August 27, 2003 at 11:00 a.m., local time (the “Annual Meeting”), and at any adjournments or postponements thereof.

     The Company intends to mail this Proxy Statement and the accompanying proxy card on or about July 14, 2003, to all holders of Common Stock of the Company as of the record date of June 30, 2003, who are entitled to vote at the Annual Meeting.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the Annual Meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

     Each share of CNS Common Stock outstanding on the record date is entitled to one vote on each matter. The eight nominees for election as director who receive the highest number of affirmative votes will be elected. Each other item of business properly presented at the meeting must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on that item of business. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a negative vote.

     Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Stockholders.

OUTSTANDING VOTING SECURITIES

     Only stockholders of record as of the close of business on June 30, 2003, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 13,432,400 shares of common stock, $.01 par value (“Common Stock”), each of which is entitled to one vote per share on each matter to be voted upon at the meeting. As provided in the Certificate of Incorporation of the Company, there is no cumulative voting. The Company has no class of voting securities outstanding other than the Common Stock.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of the close of business on June 30, 2003, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company, (ii) by each director and nominee of the Company, (iii) by each executive officer named in the Summary Compensation Table below (each, a “Named Executive Officer”), and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below may be reached at 7615 Smetana Lane, Eden Prairie, Minnesota 55344.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)(3)	Percent of Class
Prudential Financial, Inc.(4) 751 Broad Street Newark, NJ 07102-3777	1,042,142	7.8%
Dimensional Fund Advisors, Inc.(5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	865,700	6.4%
Scion Capital, LLC(6) 1731 Technology Drive, Suite 550 San Jose, CA 95110	689,687	5.1%
Daniel E. Cohen(7)(8)(9)	863,997	6.3%
Richard W. Perkins(8)(10)	539,015	4.0%
Marti Morfitt(8)(9)	460,614	3.3%
R. Hunt Greene(8)	145,000	1.1%
Patrick Delaney(8)	125,066	*
John J. Keppeler(9)	119,702	*
Carol Watzke(9)	86,519	*
David J. Byrd(9)(11)	79,414	*
Andrew J. Greenshields(8)(12)	35,000	*
H. Robert Hawthorne(8)	35,000	*
Larry Muma(9)	30,800	*
Morris J. Siegel(8)	—	*
All directors, nominees and executive officers as a group (16 persons)(11)(13)	2,662,070	18.1%

*	Indicates ownership of less than 1%.

(1)	Except as otherwise noted, all shares beneficially owned by each owner were owned of record, and each owner held sole voting power and sole investment power for all shares held.

(2)	Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of June 30, 2003: Mr. Cohen, 233,333 shares; Mr. Perkins, 105,000 shares; Ms. Morfitt, 375,000 shares; Mr. Greene, 40,000 shares, individually and 25,000 shares through a general partnership of which Mr. Greene is a general partner; Mr. Delaney, 105,000 shares; Mr. Keppeler, 89,000 shares; Ms. Watzke, 86,000 shares;

Mr. Byrd, 75,000 shares; Mr. Greenshields, 25,000 shares; Mr. Hawthorne, 30,000 shares; Mr. Muma, 30,800 shares; Mr. Siegel, 0 shares; and all directors, nominees and executive officers as a group, 1,315,933 shares.
(3)	Does not include the following number of shares underlying options which will vest if the director is re-elected to the Board of Directors at this Annual Meeting: Messrs. Perkins, Greene (through a general partnership of which Mr. Greene is the general partner), Delaney and Greenshields 5,000 shares; Mr. Hawthorne 10,000 shares; and Mr. Siegel 0 shares.
(4)	The disclosure is based on an Amendment No. 2 to Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2003 by Prudential Financial, Inc. who reports sole voting and dispositive power with respect to 19,000 shares and shared voting and dispositive power with respect to 1,023,142 shares.
(5)	The disclosure is based upon an Amendment to Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2003 by Dimensional Fund Advisors, Inc.
(6)	The disclosure is based upon a Schedule 13G filed with the Securities and Exchange Commission on June 3, 2003 by Scion Capital, LLC (“Scion Capital”). Scion Capital serves as investment manager to Scion Value Fund, a Series of Scion Funds, LLC and Scion Qualified Value Fund, a Series of Scion Qualified Funds, LLC, both of which are private investment companies (the “Funds”). As noted in Scion Capital’s Schedule 13G filing, all shares of Common Stock noted above are owned by the Funds; however, in its role as investment manager, Scion Capital claims voting and/or investment power over these shares of Common Stock of the Company. Scion Capital disclaims beneficial ownership of such securities.
(7)	Includes 327,332 shares of Common Stock owned of record by Mr. Cohen’s spouse for which he has no voting or dispositive power. Mr. Cohen disclaim beneficial ownership of such shares.
(8)	Serves as a director of the Company and has been nominated for re-election.
(9)	Named Executive Officer.
(10)	Includes 271,937 shares of Common Stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor, of which Mr. Perkins is the controlling shareholder, a director and President. Perkins Capital Management has no voting power with respect to such shares and has sole dispositive power with respect to such shares. Mr. Perkins and Perkins Capital Management, Inc. disclaim beneficial ownership of such shares. This total also includes 67,039 shares held in trusts for which Mr. Perkins is the sole trustee, 10,000 shares held in the Perkins Capital Management Profit Sharing Plan, and 4,000 shares held by a corporation of which Mr. Perkins is sole shareholder.
(11)	Mr. Byrd died on March 6, 2003. All shares and options reflected herein as beneficially owned by Mr. Byrd are held by his spouse as executor of his estate.
(12)	Includes 10,000 shares of Common Stock held by Mr. Greenshields jointly with his spouse.
(13)	Includes 327,332 shares of Common Stock owned by spouses and 10,000 shares owned jointly with spouses.

ELECTION OF DIRECTORS

(Proposal #1)

     Eight directors will be elected at the Annual Meeting. The Board of Directors has nominated for election the eight persons named below and each has consented to being named a nominee. If elected, all directors will serve until the next Annual Meeting or until their successors have been elected and qualified. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

     All of the nominees named below have been nominated by the Board of Directors of the Company. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted “FOR” the election of the nominees for Director named below.

     The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years and their term in office as a director.

Nominees for Election to the Board of Directors

     Daniel E. Cohen, 50, has served as the Company’s Chairman of the Board since 1993 and has served as a director of the Company since its formation in 1982. Mr. Cohen also served as the Company’s Chief Executive Officer from 1989 to June 2001 and as Treasurer from 1982 to March 1999. Mr. Cohen, a founder of the Company, is a medical doctor and board-certified neurologist.

     Patrick Delaney, 60, has served as a director of the Company since 1983 and as the Company’s Secretary since 1995. In December 2002, Mr. Delaney retired as a partner in the Minneapolis-based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He was in the private practice of law since 1967. He is also a director of Community First Bankshares, Inc., a multi-bank holding company.

     R. Hunt Greene, 52, has served as a director of the Company since 1985. Mr. Greene has been an investment banker for over twenty years. He is presently Managing Director and Member of Greene Holcomb & Fisher LLC (“GH&F”), a Minneapolis investment banking firm that was formed in 1995. GH&F has provided the Company with certain financial advisory and investment banking services from time to time since 1996.

     Andrew J. Greenshields, 65, has served as a director of the Company since 1986. Mr. Greenshields has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Fund III and a general partner of Spell Capital Partners, LP, both of which are Minneapolis-based financial limited partnerships. Mr. Greenshields is also a director of Aetrium, Inc., a manufacturer of semi-conductor handling equipment.

     H. Robert Hawthorne, 58, has served as a director of the Company since 1999. Mr. Hawthorne has been Chief Executive Officer of Ocean Spray Cranberries, Inc., a Boston-based food and beverage company, from February 2000 to November 2002. From 1997 to 1999, Mr. Hawthorne served as a director, President and Chief Executive Officer of Select Comfort Corporation, a Minneapolis-based company that manufactures air beds and sleep related products. From 1986 to 1997, Mr. Hawthorne served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from February 1992 to December 1997 as President of The Pillsbury Brands Group, a subsidiary of The Pillsbury Company.

     Marti Morfitt, 45, has served as the Company’s President and Chief Executive Officer since June 2001, its President and Chief Operating Officer from March 1998 to June 2001. Ms. Morfitt has served as a director of the Company since 1998. From September 1982 to February 1998, Ms. Morfitt served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from May 1997 to February 1998 as Vice-President, Meals, and from February 1994 to May 1997 as Vice-President, Green Giant Brands. She also serves as a director of Graco, Inc., a Minneapolis-based manufacturer of fluid handling systems.

     Richard W. Perkins, 72, has been a director of the Company since 1993. Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a Minneapolis-based investment management company, since 1985. He is also a general partner of Spell Capital Partners, LP, a Minneapolis-based venture capital limited partnership. He is also a director of the following publicly-held companies: Synovis Life Technologies, Inc., a manufacturer of medical products; Intellefilm Corp., a producer of television and internet commercials; PW Eagle, Inc., a manufacturer of plastic pipe; Lifecore Biomedical, Inc., a medical device company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Vital Images, Inc., a medical diagnostic software company; and Paper Warehouse, Inc., a retailer specializing in party supplies and paper products.

     Morris J. Siegel, 53, has served as a director of the Company since April 18, 2003. Mr. Siegel is the founder and retired chairman of Celestial Seasonings, Inc., a manufacturer and marketer of specialty herb teas. In 2000, Celestial Seasonings merged with The Hain Food Group, a natural, specialty, organic and snack food company. Mr. Siegel then served as vice chairman of the merged company, The Hain Celestial Group, Inc. and was Chief Executive Officer of Celestial Seasonings until September 2002. In 1987, Mr. Siegel founded Earth Wise, Inc., a marketer of environmentally friendly cleaning products and recycled trash bags. Mr. Siegel also currently serves as a director of Annie’s HomeGrown Foods, Inc., which manufactures, markets and sells premium all natural and organic macaroni and cheese dinners, all natural pasta meals and other all natural and organic food products, and is a subsidiary of Solera Capital LLC.

Management Recommends A Vote “FOR” The Nominees Listed.

OTHER INFORMATION REGARDING THE BOARD

Board Meetings

     The Board of Directors met five times during the fiscal year ended March 31, 2003. Each director attended at least 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during the fiscal year 2003.

Committees

     The Company has an Audit Committee, a Compensation Committee, a Governance Committee and an Investment Committee, all established by the Board of Directors. The composition and functions of each of those Committees is set forth below:

     Audit Committee. The Audit Committee of the Board of Directors, which is currently comprised of Messrs. Perkins (Chairman), Greenshields and Hawthorne, met five times during fiscal year 2003. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management’s processes to ensure compliance with laws and regulations, reviews the scope and results of audits by and the recommendations of the Company’s independent auditors, and approves the retention of, services provided by, and compensation of the auditors. The Audit Committee also reviews the audited financial statements of the Company.

     Compensation Committee. The Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Greenshields (Chairman) and Hawthorne, met once during fiscal 2003. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company and approved the compensation paid to the Chief Executive Officer and other executive officers of the Company. The Compensation Committee therefore also has the authority to make awards under and adopt and alter administrative rules and practices governing the Company’s Stock Option Plans and Stock Purchase Plan (“Plans”) and interpret the terms and provisions of the Plans and any award issued under those Plans.

     Governance Committee. The Governance Committee, which is currently comprised of Messrs. Hawthorne (Chairman) and Delaney, met four times during fiscal year 2003. The responsibilities of the Governance Committee include Board evaluation, Board membership recommendations and chief executive officer succession planning.

     Investment Committee. The Investment Committee, which is currently comprised of Messrs. Greene (Chairman) and Cohen and Ms. Morfitt, met two times during fiscal year 2003. The responsibilities of the Investment Committee include the establishment of investment guidelines and strategies for the Company’s short-term investments. The Investment Committee also evaluates the performance of the Company’s investments.

Director Compensation

     Directors who served during fiscal year 2003 and were not otherwise directly or indirectly compensated by the Company were each paid directors’ fees in the form of an annual retainer and meeting fees. The annual retainers for each of Messrs. Delaney, Greene, Greenshields, Hawthorne, Perkins and Peddie was $5,000. Mr. Peddie served as a director until October 2, 2002. Mr. Siegel did not receive any amounts as a retainer in fiscal 2003 as he was appointed to the Board of Directors on April 21, 2003, subsequent to the end of fiscal year 2003. In addition, non-employee directors received $1,000 for each board meeting they attended and were compensated for attending committee meetings not held on the same day as a regular board meeting at a rate of $750 per meeting.

     All cash director’s fees paid to Mr. Delaney prior to his retirement in December 2002 were assigned to Lindquist & Vennum, P.L.L.P. and deducted from legal fees payable by the Company to Lindquist & Vennum P.L.L.P., for legal services rendered during fiscal year 2003. Fees were also paid to Greene Holcomb & Fisher LLC, a firm in which Mr. Greene is a principal, for certain financial advisory and investment banking services rendered to the Company during fiscal year 2003.

     Mr. Morris J. Siegel was appointed to the Board on April 18, 2003. As a new Board member, Mr. Siegel was granted a ten-year, non-qualified option to purchase 25,000 shares of Common Stock,

with an exercise price of $6.37 per share, the fair market value of the Common Stock on the date of the grant. This option vests in equal installments over five years, with the first installment vesting on the anniversary date of the effective date of Mr. Siegel’s Board membership.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the twelve month fiscal year ending March 31, 2003, for the three month transition period from January 1, 2002 to March 31, 2002 (“TP2002”), and for the twelve month fiscal years ending December 31, 2001 and December 31, 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Marti Morfitt, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Ms. Morfitt, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation
Name and Principal Position	Period Ending	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Marti Morfitt	2003	$400,000	$214,856	75,000	6,135(2)
President and	2002TP	91,250	-0-	-0-	1,500(3)
Chief Executive Officer	2001	336,310	146,802	75,000	90
	2000	302,100	118,533	90,000	90
Daniel E. Cohen	2003	$140,400	$133,324	-0-	76,407(4)
Chairman of the Board	2002TP	35,1500	-0-	-0-	19,050(5)
	2001	210,465	133,925	50,000	77,353(6)
	2000	275,600	108,135	-0-	135
John J. Keppeler	2003	$206,388	$76,105	-0-	15,021(7)
Vice President of	2002TP	49,613	-0-	9,000	1,500(3)
Worldwide Sales	2001	195,997	62,585	10,800	8,677(8)
	2000	185,500	52,170	10,800	81
Larry Muma(9)	2003	$195,814	$76,405	-0-	207
Vice President of Operations	2002TP	46,183	-0-	10,800	-0-
	2001	184,048	31,610	60,800	207
	2000	-0-	-0-	-0-	-0-
Carol Watzke	2003	$144,346	$56,881	-0-	207
Vice President of	2002TP	35,035	-0-	9,000	-0-
Consumer Strategy	2001	161,562	86,905	10,800	207
	2000	165,060	30,927	10,800	207
David J. Byrd(10)	2003	$161,450	$72,827	-0-	23,369(11)
Vice President of Finance,	2002TP	41,935	-0-	9,000	-0-
Chief Financial Officer	2001	165,608	45,910	9,000	7,393(12)
	2000	157,850	37,161	9,000	135

(1)	Unless otherwise identified, amount represents the payment by the Company of life insurance premiums on behalf of the Named Executive.
(2)	Represents Company payments of $6,000 in respect of a car allowance and $135 in respect of life insurance premiums paid on behalf of Ms. Morfitt.
(3)	Represents Company payments of $1,500 in respect of a car allowance.

(4)	Represents Company payments of $70,200 in respect of severance, $6,000 in respect of a car allowance and $207 in respect of life insurance premiums paid on behalf of Mr. Cohen.
(5)	Represents Company payments of $17,550 in respect of severance and $1,500 in respect of a car allowance.

(6)	Represents Company payments of $42,118 in respect of paid time-off benefits, $35,100 in respect of severance and $135 in respect of life insurance premiums paid on behalf of Mr. Cohen.
(7)	Represents Company payments of $8,931 in respect of paid time-off benefits, $6,000 in respect of a car allowance and $90 in respect of life insurance premiums paid on behalf of Mr. Keppeler.
(8)	Represents Company payments of $8,587 in respect of paid time-off benefits and $90 in respect of life insurance premiums paid on behalf of Mr. Keppeler.
(9)	Mr. Muma began employment with the Company on January 2, 2001.
(10)	Mr. Byrd died on March 6, 2003.
(11)	Represents Company payments of $23,234 in respect of paid time-off benefits and $135 in respect of life insurance premiums paid on behalf of Mr. Byrd.
(12)	Represents Company payments of $7,258 in respect of paid time-off benefits and $135 in respect of life insurance premiums paid on behalf of Mr. Byrd.

Stock Options

     The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending March 31, 2003:

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of total Options Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Marti Morfitt	75,000(2)	42.7%	$6.85	04/17/12	$323,095	$818,785
Daniel E. Cohen	0	—	—	—	—	—
John J. Keppeler	0	—	—	—	—	—
Larry Muma	0	—	—	—	—	—
Carol Watzke	0	—	—	—	—	—
David J. Byrd	0	—	—	—	—	—

(1)	Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.
(2)	The option vests as follows: 25,000 shares on each of April 17, 2003, 2004 and 2005.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending March 31, 2003 and unexercised options held as of March 31, 2003:

Aggregated Option Exercises in 2003 and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at March 31, 2003		Value of Unexercised In-the-Money Options at March 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Marti Morfitt	—	—	320,000	130,000	$729,674	$144,075
Daniel E. Cohen	—	—	233,333	16,667	338,499	40,251
John J. Keppeler	—	—	85,400	13,200	228,916	23,178
Larry Muma	—	—	30,800	40,800	85,592	109,832
Carol Watzke	—	—	82,400	13,200	216,984	23,178
David J. Byrd(2)	—	—	105,000	0	119,963	—

(1)	Based on the closing sale price of $6.79 share of Common Stock on March 31, 2003.
(2)	Represents options held by Mr. Byrd’s estate after Mr. Byrd’s death on March 6, 2003.

Report on Executive Compensation

     This is a report of the Compensation Committee of the Board of Directors of the Company, which is composed of the undersigned Board members, each of whom is an independent, non-employee director. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     Compensation Philosophy. The compensation philosophy of the Company is to (i) provide competitive levels of compensation that are consistent with the Company’s annual and long-term performance goals; (ii) recognize individual initiative and achievements; (iii) enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company’s executives with those of its stockholders; and (iv) assist the Company in attracting and retaining talented executives. To accomplish these objectives, the Company’s executive compensation program consists of annual base salaries, cash bonuses and stock option grants. It is intended that, in judging appropriate levels of compensation, the Compensation Committee will take into account internally set performance goals and comparisons with the performance of other publicly-held consumer products companies which had rapidly growing revenues under $500 million.

     Base Salary. Executive base salary is reviewed annually and adjustments, if any, are based on levels of responsibility, job complexity, how the position relates to the Company’s long-term strategic goals, internal equity, external pay practices, the rate of inflation and the individual’s skills, experience and background. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company. In fiscal year 2003, the Compensation Committee recommended to the Board of Directors and the Board adopted a plan under which the base salaries of the executive officers were set effective April 1, 2002.

     Cash Bonus. Bonuses are awarded to executive officers based upon the Company’s overall performance and upon the attainment of certain strategic objectives. Each year the Board of Directors approves the performance measures and specific financial targets selected for various bonus levels. In each of the years indicated in the Summary Compensation Table, the Company adopted incentive plans under which the Chairman of the Company and the Chief Executive Officer of the Company would be eligible for cash bonuses ranging from 25% to 100% of their base salaries. Under the same incentive plans, Vice Presidents of the Company were eligible for cash bonuses ranging from 15% to 60% of their base salaries.

     Stock Options. The long-term incentive aspect of the Company’s executive compensation program is realized primarily by the granting of stock options. Stock option awards are viewed as a particularly important tool to attract experienced and talented executives and to encourage their long-term commitment and performance. The Company’s stock option plans include executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and stockholder’s interests in enhancing shareholder value.

     Chief Executive Officer Compensation. Ms. Morfitt’s compensation for the twelve month fiscal year ending March 31, 2003, for the three month transition period from January 1, 2002 to March 31, 2002 (“TP2002”), and for the twelve month fiscal years ending December 31, 2001 and December 31, 2000 is shown in the Summary Compensation Table above. Ms. Morfitt has served as the Company’s President and Chief Operating Officer since March of 1998. In June of 2001, the Board of Directors appointed Ms. Morfitt to the position of Chief Executive Officer. Ms. Morfitt has managed the Company well in an increasingly competitive industry. Her leadership has been instrumental in guiding the development of Breathe Right® nasal strips, both in domestic and international markets, and the Fiber Choice® chewable fiber tablet. Ms. Morfitt has also been instrumental in expanding the Breathe Right product line to include nasal strips for colds with mentholated vapors, nasal strips for children, Breath Right Snore Relief™ throat spray and VaporShot!™ personal vaporizer. The Compensation Committee has determined Ms. Morfitt’s compensation in light of her accomplishments during her tenure and using the criteria outlined above applicable to all executive officers. The Compensation Committee commends her for her performance.

     Board Action. All recommendations of the Compensation Committee have been and are subject to Board of Director review and approval. Stock option grants by the Compensation Committee are not, however, subject to Board of Director review and approval.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:
Andrew J. Greenshields, Chairman
H. Robert Hawthorne

Report of the Audit Committee

     This is a report of the Audit Committee of the Board of Directors of the Company for the year ended March 31, 2003. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on November 30, 2000 and amended and restated as of March 18, 2003. A copy of the March 18, 2003 approved CNS, Inc. Audit Committee Charter is attached to this proxy statement as Appendix A. Messrs. Perkins (Chair), Greenshields and Hawthorne are members of the Audit Committee and each is an “independent director” as defined by The Nasdaq Stock Market listing standards.

     The Audit Committee held five meetings during fiscal year 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants, KPMG LLP.

     In accordance with its Charter, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     KPMG LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP.

     Based on the discussions with management and KPMG LLP, the Audit Committee’s review of the representations of management and the report of KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:
Richard W. Perkins, Chair
Andrew J. Greenshields
H. Robert Hawthorne

Stock Performance

     The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the “Medical Instruments Index”) (SIC Code 384, which includes 245 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company’s Common Stock assuming a $100 investment on December 31, 1998 and assuming reinvestment of all dividends paid over the fiscal years ending December 31, 1998, December 31, 1999, December 31, 2000, and December 31, 2001 for a transition period from December 31, 2001 to March 31, 2002 (“TP 2002”) and for the fiscal year ending March 31, 2003. The transition period results from the Company’s change in its fiscal year from a December 31 to a March 31 year end. The Company did not pay any dividends during any period presented. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

	Period Ending
	December 31
	1998	1999	2000	2001	TP2002*	March 31, 2003
CNS, Inc.	$100.00	$120.00	$103.65	$158.55	$164.36	$197.53
Industry Index	100.00	95.37	122.91	127.81	121.21	114.25
Nasdaq Market Index	100.00	176.37	110.86	88.37	78.60	61.51

*  Denotes transition period from December 31, 2001 to March 31, 2002

     The Company’s Common Stock closed at $6.79 per share on March 31, 2003.

Employment Agreements

     Ms. Morfitt, Mr. Keppeler, Mr. Muma and Ms. Watzke each have employment agreements with the Company that provide that they are entitled to base salaries, respectively, of $400,000, $206,388 $195,814 and $144,346 annually. In addition, they may earn cash bonuses as established by the Board from time to time. Each of these executive officers may terminate their respective agreements at any time on 30 days’ advance, written notice. Each of the employment agreements with these executive officers contains a non-compete obligation that remains in effect for a period of one year after termination of employment for any reason. In the event the Company terminates any of these executive officers without Cause (as defined in the employment agreements) prior to a Change in Control (as defined in the employment agreements), the executive is entitled to severance equal to twelve months’ base salary payable at regular payroll intervals and continued coverage under the Company’s medical, dental and life benefit plans for the severance period, in exchange for a release of any claims against the Company, an agreement not to disparage the Company, and continued cooperation during the transition period following termination of employment.

     The Company has also entered into an employment agreement with Mr. Cohen. This agreement was amended as of June 29, 2001 to extend its term until June 30, 2003. On June 29, 2003, the employment agreement was again amended to extend its term until June 30, 2004. Under each of the amendments, Mr. Cohen will serve as Chairman of the Board, a part-time regular executive position with the Company and be entitled to a base salary of $140,400. Mr. Cohen may earn a cash bonus as established by the Board from time to time. Pursuant to the second amendment to the employment agreement, Mr. Cohen also agreed to continue to serve as Chairman of the Board of the Company and as a director after July 1, 2004. Mr. Cohen’s employment agreement also contains a non-compete obligation that remains in effect for a period of one year after termination of employment for any reason. Under the first amendment, Mr. Cohen received severance payments of $140,400 annually, payable in equal semi-monthly installments; under the second amendment, Mr. Cohen will only be entitled to receive his base salary plus the cost of health insurance premiums for the remainder of his employment term in the event he is terminated by the Company other than for Good Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement).

     Each of the employment agreements with Ms. Morfitt, Mr. Keppeler, Mr. Muma and Ms. Watzke provides that upon the termination of their employment with the Company during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause, death or Disability, or (ii) by the employee for Good Reason (as such terms are defined in their employment agreements), then they shall be entitled to a lump sum payment equal to twenty-four times the average monthly cash compensation paid to them in the twenty-four months prior to termination and all of their outstanding options to purchase Common Stock of the Company shall immediately become fully vested and exercisable. If such a termination had occurred in fiscal year 2003, the amounts payable pursuant to these employment agreements would have been as follows: Ms. Morfitt, $1,112,358; Mr. Keppeler, $535,029; Mr. Muma, $476,060; and Ms. Watzke, $404,013. In addition, the Company will provide continued coverage under the Company’s health, dental and life benefit plans and will reimburse the executive, on a net after tax basis, any excise tax payable by the executive in the event it is determined that any portion of the payments (including the acceleration of vesting of stock options) constitutes an excess parachute payment under Section 280G of the Internal Revenue Code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective April 15, 2002, Teri Osgood resigned as the Company’s Vice President, U.S. Marketing. In connection with her resignation, the Company and Ms. Osgood entered into a letter agreement dated February 14, 2002 pursuant to which Ms. Osgood was provided severance benefits of $175,177.20, payable in semi-monthly installments over a period of one year. In the event of a Change of Control, the severance amount would be accelerated and payable in full on demand of Ms. Osgood. Ms. Osgood continued to be eligible for a bonus consistent with the Company’s 2001/2002 bonus plan, provided the plan objectives were met. Ms. Osgood received $64,393 under the 2001/2002 bonus plan. Additionally, the Company agreed to pay premiums for Ms. Osgood’s group health, dental and life insurance coverage, until the earlier of April 31, 2003 or when Ms. Osgood receives similar benefits from a new employer. Pursuant to the letter agreement, Ms. Osgood released the Company from liability for any employment related claims and agreed to provide the Company with assistance in transitioning from her position The letter agreement with Ms. Osgood contains a non-compete obligation which remains in effect for a period of one year after termination of her employment. The letter agreement also contains a provision pursuant to which Ms. Osgood agrees to keep certain Company information confidential.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, all insiders of the Company filed in a timely manner all such reports.

APPROVAL OF AMENDMENT TO CNS, INC. 2000 STOCK OPTION PLAN
(Proposal #2)

Introduction

     On March 13, 2000, the Company’s Board of Directors adopted the CNS, Inc., 2000 Stock Option Plan (the “2000 Plan”). The purpose of the 2000 Plan is to enable the Company and its subsidiaries to retain and attract executives, other key employees, non-employee directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 2000 Plan authorizes the granting of awards in any of the following forms: (i) stock options, both incentive and non-qualified, (ii) stock appreciation rights, (iii) restricted stock, and (iv) deferred stock.

     On June 25, 2003, the Board of Directors approved an amendment to the plan to increase the number of shares of common stock reserved for awards under the 2000 Plan by 650,000 shares. As of June 2, 2003, approximately 52,040 shares of Common Stock were remaining for issuance under the 2000 Plan.

     The principal features of the 2000 Plan are summarized below.

Summary of the Plan

     Number of Shares. The maximum number of shares of Common Stock originally reserved for awards under the 2000 Plan was 700,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the Common Stock). The amendment approved by the Company’s Board of Directors would increase the number of shares reserved for issuance by 650,000 shares to a total of 1,350,000 shares. Shares of Common Stock covered by expired or terminated stock options under the 2000 Plan may be used for subsequent awards.

     Eligibility and Administration. Executives, key employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to be granted awards under the 2000 Plan. The maximum shares of Common Stock that may be awarded under an option to any one person during a fiscal year is 150,000 shares. The 2000 Plan may be administered by either the Board of Directors or by a committee of the Board of Directors meeting the requirements of the 2000 Plan. The 2000 Plan is currently administered by the Compensation Committee (the “Committee”) whose members are “Outside Directors” and “Non-Employee Directors” as defined in the 2000 Plan. The Committee has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, amend prior awards, construe the 2000 Plan, and prescribe, amend and rescind the rules and regulations with respect to the administration of the 2000 Plan.

     Stock Options. The Committee may grant stock options that qualify as “incentive stock options” under the Internal Revenue Code or as “non-qualified stock options” in such form and upon such terms as the Committee may approve from time to time. The purchase price may be paid by tendering a certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the 2000 Plan’s purpose and applicable law, including, but not limited to, promissory notes and the surrender of previously acquired shares of common stock of the Company which, in the case of stock acquired upon the exercise of an option, have been owned for more than six months on the date of surrender, valued at its then fair market value. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee’s lifetime.

     Stock options may be exercised immediately or in installments, as determined by the Committee, and may be exercised during varying periods of time after an optionee’s termination of employment by the Company and any subsidiary or parent corporation, dependent upon the reason for the termination. Following an optionee’s death, Disability (as defined in the 2000 Plan) or Retirement (as defined in the 2000 Plan), the optionee’s incentive stock options may be exercised, to the extent exercisable at such time (or on such accelerated basis as the Committee shall determine at or after grant), for a period of twelve months from the date of death, Disability or Retirement (unless the exercise period is extended by the Committee) or until the expiration of the stated term of the option, whichever is less. If the optionee’s employment terminates for any reason other than the optionee’s death, Disability or Retirement, any incentive stock option may be immediately exercised to the extent it was exercisable at the time of such termination, for the lesser of three months from such termination, or the expiration of the stated term of the option, whichever period is shorter (unless the exercise period is extended by the Committee). If the optionee’s employment is terminated for “Cause,” as defined in the 2000 Plan, all unexercised stock options granted to the optionee shall immediately terminate. Unless the Committee or Committee designates otherwise, the exercise period of a non-qualified stock option shall be the same as for an incentive stock option.

     No incentive stock options shall be granted under the 2000 Plan after March 12, 2010. The exercise period of an incentive stock option may not exceed ten years from the date of grant (or five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or parent corporation). The aggregate fair market value at the time of grant of the Common Stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option or a non-qualified stock option granted under the 2000 Plan may not be less than 100% of the fair market value of Common Stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an incentive stock option is granted, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted).

     Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) in connection with all or part of any stock option, either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of Common Stock. Such value is paid by the Company in cash, shares of Common Stock or a combination of both, in the discretion of the Committee. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.

     Restricted Stock. The Committee may also grant restricted stock awards under the 2000 Plan that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Committee. The Committee may condition the grant of restricted stock upon the attainment of specified performance goals. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the 2000 Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Committee requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Committee to waive such restrictions in the event of a participant’s death, Disability, Retirement or under special circumstances approved by the Committee. Unless the restricted stock award or some other agreement governing the award provides otherwise, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Committee) prior to the occurrence of a merger or other significant corporate change, as provided in the 2000 Plan.

     Deferred Stock. The Committee may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The

Committee may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient. Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Committee’s ability to waive any remaining deferral limitations with respect to a participant’s deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Committee. The Committee may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

     Other Awards. The Committee may also make other stock based and non-stock based awards under the plan from time to time in its discretion, including awards of stock or for the acquisition of stock in the future, securities convertible into the Company’s common stock, phantom securities or dividend equivalents. The Committee will determine the terms and conditions of any such other award, consistent with the Plan.

Federal Income Tax Consequences

     Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the “applicable holding periods”), any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a long-term or short-term capital gain depending on whether the shares were held for more than one year.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     SARs. The grant of an SAR would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, measured by the fair market value of the shares plus any cash received, and the Company would be entitled to a corresponding deduction.

     Restricted Stock and Deferred Stock. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a “substantial risk of forfeiture” as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the restricted or deferred stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

     Withholding. The 2000 Plan requires each participant, no later than the date of which any part of the value of an award first becomes includable as compensation in the gross income of the participant, to pay the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 2000 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the minimum required federal withholding tax associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company Common Stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the optionee. In such event, the Company would pay the tax liability from its own funds.

Plan Benefits

     The options or awards under the 2000 Plan to be granted to participants for any fiscal year are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Registration with Securities and Exchange Commission

     Upon approval of the 2000 Plan by the stockholders, the Company intends to file a registration statement covering the 650,000 additional shares issuable under the 2000 Plan with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

Vote Required

     The approval of the CNS, Inc. 2000 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

The Board Of Directors Recommends A Vote“FOR” The
Amendment to the CNS, Inc. 2000 Stock Option Plan.

Additional Information Regarding Equity Compensation Plans

     The following table sets forth information regarding the Company’s equity compensation plans in effect as of March 31, 2003. Each of the Company’s equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:	2,084,504	$4.58	86,710
Equity compensation plans not approved by shareholders:	-0-	—	—
Totals	2,084,504	$4.58	86,710

     The equity compensation plans approved by CNS, Inc. shareholders are the 2000 Stock Option Plan, the 1994 Amended Stock Plan, the 1990 Stock Plan and the 1987 Employee Incentive Stock Option Plan. As of June 2, 2003, no shares remain available for future awards under the 1990 or 1987 Plans, 9,670 were available under the 1994 Plan and 52,040 were available under the 2000 Plan.

     The Company also maintains a 1989 Employee Stock Purchase Plan participation in which is available to substantially all of the Company’s employees. Participating employees may purchase the Company’s common stock at the end of each participation period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or end of the period. The six-month participation period runs from January 1 to June 30 and from July 1 to December 31 each year. Employees may contribute up to 10% of their base compensation to the plan subject to certain IRS limits on stock purchases through the plan. This plan has been approved by the Company’s shareholders.

APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal #3)

     The Board of Directors has selected KPMG LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending March 31, 2004, and to perform other appropriate accounting services. Unless otherwise specified, proxies solicited by the Board of Directors will be voted “FOR” such appointment of KPMG LLP. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

Audit Fees

     The aggregate fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s consolidated annual financial statements for the three months ended March 31, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2003 were $48,500.

All Other Fees

     Other than those fees listed above, the aggregate fees billed to the Company by KPMG LLP for fiscal year 2003 were $73,415. Fees for nonaudit services include fees and costs associated with the rendition of tax-related services. There were no fees paid by the Company to KPMG LLP for financial information systems design and implementation. The Audit Committee determined that the nonaudit services performed by KPMG LLP are not incompatible with maintaining KPMG LLP’s independence with respect to the Company.

     A representative of KPMG LLP is expected to attend the Annual Meeting of Stockholders. He or she will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board Of Directors Recommends A Vote “FOR” The
Proposal To Ratify And Approve The Appointment Of
KPMG LLP.

ANNUAL REPORT

     An Annual Report of the Company describing the Company’s key activities and containing financial statements for the fiscal year ended March 31, 2003 accompanies this Notice of Annual Meeting and proxy solicitation material.

STOCKHOLDER PROPOSALS

     Stockholder proposals for consideration at the Company’s 2004 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws.

Rules Governing Proposals to be Included in Company’s Proxy Materials

     The proxy rules of the Securities and Exchange Commission permit stockholders of the Company, after timely notice to the Company, to present proposals for stockholder action in the Company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by action of the Company in accordance with the proxy rules. The Company plans to hold its 2004 Annual Meeting of Stockholders on or about August 25, 2004 and anticipates mailing its proxy materials in connection with that meeting on or about July 12, 2004. For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company at its corporate offices no later than March 12, 2004, which date is approximately 120 days from the anticipated mailing date of the materials for next year’s meeting.

Rules Governing Other Proposals and Nominations

     The Bylaws of the Company establish an advance notice procedure with regard to (a) certain business to be brought before an annual meeting of stockholders of the Company, and (b) the nomination by stockholders of candidates for election as directors:

Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, has been otherwise properly brought before the meeting by or at the direction of the Board of Directors, or has been otherwise properly brought before the meeting by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company’s most recent annual meeting and comply with certain other requirements. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company’s Bylaws, which are available for inspection by stockholders at the Company’s principal executive offices pursuant to Section 220 of the Delaware General Corporation Law. Nothing in the Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Shareholder Nomination of Directors. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company’s most recent annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company’s Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

In light of the change in the Company’s fiscal year end, the Board of Directors of the Company will also consider shareholder proposals and nominations submitted in connection with the 2003 Annual Meeting of Stockholders to be timely for purposes of the procedure established in the Company’s Bylaws if received between May 15, 2003 and May 30, 2003. Such dates are not less than 45 days nor more than 60 days prior to the anticipated mailing date of July 14, 2003 for the proxy materials for the 2003 Annual Meeting of Stockholders.

SOLICITATION

     The Company will bear the entire cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

OTHER BUSINESS

     The management of the Company does not know of any other business that may be presented for consideration at the Annual Meeting of Stockholders. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will exercise their discretionary authority to vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY STOCKHOLDERS. IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT’S NOMINEES FOR DIRECTORS AND FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel E. Cohen
Chairman of the Board

Minneapolis, Minnesota
July 14, 2003

Appendix A: CNS, Inc. Audit Committee Charter

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Appendix A

CNS, INC.
AUDIT COMMITTEE CHARTER

March 2003

Organization and Membership

The Audit Committee shall be comprised of not less than three directors, all of whom shall be “Independent” and “Financially Literate” each as defined below. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members shall be appointed by the Board of Directors upon recommendation of the Governance Committee. Members shall serve until resignation or removal by the Board of Directors. The Audit Committee chairperson is appointed by the Board of Directors upon recommendation of the Governance Committee.

The Committee shall meet as needed, consistent with its responsibilities as outlined below, and record all activities with copies of minutes to the Board of Directors.

Charter of Responsibilities

The Audit Committee shall assist the Board of Directors in its oversight of the Company’s financial reporting, controls, external audit processes, and the quality and integrity of financial disclosure and communications by the Company.

The responsibilities of the Audit Committee are summarized as follows:

Relationship to Independent Auditors

1)	Approve the engagement and removal of the independent auditors, all in the sole judgment of the Audit Committee. Oversee the work of the Company’s independent auditors, who shall report directly to the Committee.

2)	Approve all auditing services and permitted non-audit services provided by the independent auditors, and the fees and other significant compensation to be paid to the independent auditors.

3)	Approve the scope of the annual audit and quarterly reviews and results of the annual audit. Periodically meet with the independent auditors in executive session, without management. Review the independent auditors’ plan to assure the audit provides substantive coverage of key internal control and financial risks.

4)	Review quarterly in executive session with the independent auditors and assess the competence of the senior financial personnel and address any ethical concerns related to such personnel.

5)	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6)	Report the results of the annual audit to the Board of Directors. Provide an opportunity for the full Board to meet with the independent auditors regarding the results of the annual audit, if so requested by the Board of Directors or deemed advisable by the Committee.

Relationship to Management and Independent Auditors

1)	Meet with management at least quarterly to review management’s disclosure of fraud and/or deficiencies, if any, in the design or operations of the Company’s internal controls, including any disclosure control deficiency impacting financial controls. Review significant findings prepared by the independent auditors together with management’s responses. Direct improvements in existing practices where indicated.

2)	Consult with the Chief Financial Officer and independent auditors on new developments in accounting and financial standards.

3)	Review with management and the independent auditors, based on reports required from the independent auditors,

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments; and

(c)	other material written communications between the independent auditor and management.

4)	Review quarterly and annual financial results with the independent auditors and management and discuss earnings press releases prior to release to the public.

5)	Review and comment on the Company’s annual report to shareholders, annual report on Form 10-K, and quarterly reports on Form 10-Q. Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report.

6)	Obtain an annual report from the Company’s Chief Financial Officer on tax and insurance matters. Review and assess significant tax issues with management and the independent auditors.

7)	Resolve any disagreements between management and the independent auditors regarding financial reporting.

8)	Review significant litigation and regulatory proceedings in which the Company is or may be involved, for analysis of potential impact on the Company’s financial statements.

9)	Receive reports from the Company’s legal counsel regarding any dispute, litigation, regulatory matter or proceeding or any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company. The Committee is otherwise free to inquire into, but is not responsible, for legal matters.

General

1)	Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, including allowing for the submission of confidential and anonymous complaints.

2)	Annually submit a report to shareholders and review and approve other audit related information as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and/or annual report.

3)	Review and reassess the adequacy of the Charter on an annual basis. If deemed necessary or advisable by the Committee or the Board of Directors, adopt an amended Charter and submit the amended Charter to the Board of Directors for approval. Publish this Audit Committee Charter as required by the Securities and Exchange Commission or any exchange or system on which the Company’s securities are listed or quoted.

4)	The Committee has the authority to conduct or authorize inquiries into any matter within the Committee’s charter and is authorized to retain independent counsel, accountants, or any other expert it deems necessary to assist it, at the expense of the Company.

5)	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Definitions

As used in this Charter, the listed terms shall have the following definitions:

1)	An “Independent” director shall be a director who meets the independence requirements for audit committee members as required by the Securities and Exchange Commission or any exchange on which the Company’s securities are listed or any system on which the Company’s securities are quoted.

2)	“Financially Literate” means an ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

                                     [LOGO]
                                    CNS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 27, 2003

                             11:00 A.M., LOCAL TIME

                                    CNS, INC.
                                7615 SMETANA LANE
                          EDEN PRAIRIE, MINNESOTA 55344

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[LOGO] CNS, INC.
       7615 SMETANA LANE, EDEN PRAIRIE, MN 55344                           PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
ON AUGUST 27, 2003.

The undersigned hereby appoints Daniel E. Cohen and Patrick Delaney, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of
Shareholders of CNS, Inc. to be held at the Company's headquarters, 7615 Smetana
Lane, Eden Prairie, Minnesota, on Wednesday, August 27, 2003 at 11:00 a.m. Eden
Prairie, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock of
CNS, Inc. held of record by the undersigned on June 30, 2003 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH
NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND
RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

                   SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.

                                                       / PLEASE DETACH HERE \

                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. Election of directors:  01 Daniel E. Cohen             05 Marti Morfitt           [ ] Vote FOR              [ ] Vote WITHHELD
                           02 Patrick Delaney             06 H. Robert Hawthorne         all nominees              from all nominees
                           03 R. Hunt Greene              07 Richard Perkins             (except as marked)
                           04 Andrew J. Greenshields      08 Morris J. Siegel
                                                                                     ______________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,             |                                              |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)            |______________________________________________|

2. Approval of amendment to CNS, Inc. 2000 Stock Option Plan.                       [ ] For          [ ] Against         [ ] Abstain

3. Approval of appointment of KPMG LLP as Independent Auditors.                     [ ] For          [ ] Against         [ ] Abstain

4. To act upon such other matters as may properly be presented at the meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS
MADE, THE PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ]  I plan to attend the meeting [ ]                    Date _____________________________________, 2003
Indicate changes below:
                                                                                     ______________________________________________
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                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appears on
                                                                                    Proxy. If held in joint tenancy, all persons
                                                                                    must sign. Trustees, administrators, etc.,
                                                                                    should include title and authority. Corporations
                                                                                    should provide full name of corporation and
                                                                                    title of authorized officer signing the Proxy.